EXHIBIT 99.1

DTS Reports Third Quarter 2011 Results

Expects Strong Fourth Quarter and Maintains Annual Outlook

CALABASAS, Calif., Nov. 7, 2011 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced financial results for the third quarter and nine months ended September 30, 2011.

For the third quarter of 2011, revenue was $20.5 million, which included no royalty recoveries, compared to $21.0 million, including $1.1 million in royalty recoveries in the same period last year. Excluding royalty recoveries, third quarter revenue increased 3% over 2010. For the nine-month period ended September 30, 2011, revenue increased 13% to $67.9 million, including $300,000 in royalty recoveries. This compares to $60.2 million, including $1.9 million in royalty recoveries in the same period of 2010. Excluding royalty recoveries, revenue increased 16% year over year.

Income from continuing operations was $2.9 million, or $0.17 per diluted share, for the third quarter of 2011, compared to $3.4 million, or $0.19 per diluted share, reported in the same period of 2010. Included in third quarter of 2011 results is $2.4 million, or $0.08 per diluted share net of tax, in stock-based compensation expense and $345,000, or $0.01 per diluted share net of tax, in amortization of intangible assets. For the nine-month period, income from continuing operations increased 26% to $11.2 million, or $0.63 per diluted share, compared to $8.9 million, or $0.50 per diluted share, reported in the same period of 2010

The Company achieved non-GAAP operating margins of 34% and non-GAAP income from continuing operations of $4.5 million, or $0.26 per diluted share net of tax, in the third quarter of 2011, excluding the above-mentioned charges. This compares to non-GAAP operating margins of 36% and non-GAAP income from continuing operations of $4.6 million, or $0.26 per diluted share, reported in the third quarter of 2010. For the nine months ended September 30, 2011 the Company achieved non-GAAP operating margins of 38% and non-GAAP income from continuing operations of $15.8 million, or $0.89 per diluted share net of tax. This compares to non-GAAP operating margins of 35% and non-GAAP income from continuing operations of $12.8 million, or $0.72 per diluted share, reported in the same period of 2010, a per share increase of 24% year over year.

The Company generated $14.5 million in cash flow from operations in the nine months ended September 30, 2011, and closed the third quarter with $88.4 million in cash, cash equivalents and investments. During the quarter, DTS repurchased 500,000 shares, bringing the total to 800,000 in 2011 under the current 1.0 million share repurchase program. In total, the Company has used approximately $102 million to repurchase 3.8 million shares of stock since inception.

The GAAP to non-GAAP reconciliation for the three and nine month periods ended September 30, 2011 and 2010 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release.

"We made good progress in the third quarter on a number of key initiatives, and are well positioned to achieve our full year revenue expectations," commented Jon Kirchner, chairman and CEO of DTS, Inc. "We posted strong growth in the network connected markets as we continue to diversify our business and saw continued expansion of the Blu-ray PC and stand-alone player markets. As expected, our third quarter auto and AV revenue reflected slight production issues related to the Japan earthquake, which we believe are now behind us.

"In the quarter, we continued to see strong Hollywood support of DTS-HD Master Audio™ on Blu-ray disc. We also made key announcements with Adobe, Rovi, and Digital Rapids and more recently we saw the soft launch of the new UltraViolet format. These announcements further demonstrate our expansion into network-connected devices and the tools necessary to support emerging cloud-based content ecosystems. More announcements in this area are expected over the coming months and prior to our next call.

"We expect strong sequential growth in the fourth quarter driven by continuing strength in our Blu-ray and network-connected markets and a rebound in the game console and automotive markets. We also expect closure on several royalty recovery matters that will positively impact revenues in the fourth quarter.

"As a result, we are maintaining our 2011 revenue outlook of $95 to $100 million.  We expect non-GAAP operating margins to be approximately 40%, and non-GAAP EPS in the range of $1.30 to $1.42 per diluted share, excluding the impact of both stock based compensation and amortization of intangibles, and the estimated tax impact of those items. Stock-based compensation expense will be in the range of $0.32 to $0.34 per share net of tax in 2011. On a GAAP basis, operating margins will be approximately 30%, and EPS in the range of $0.94 to $1.05 cents per diluted share," concluded Kirchner.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial metrics adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation and the amortization of intangible assets. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP metrics are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP metrics allow investors to evaluate DTS's financial performance using some of the same measures as management. However, the non-GAAP financial metrics should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP metrics.

Conference Call Information for Monday, November 7, 2011

DTS will broadcast a conference call today, Monday, November 7, 2011, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 1-877-941-4774 or 1-480-629-9760 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 3:30 p.m. Pacific Time on November 7, 2011 through November 14, 2011, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering the pass code 4484011#.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray™ discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, China, France, Hong Kong, Japan, South Korea, Taiwan, Singapore, and the United Kingdom. For further information, please visit www.dts.com. DTS, the Symbol, and DTS and the Symbol together, are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. © 2011 DTS, Inc. All rights reserved.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of September 30, 2011	As of December 31, 2010

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 34,945	$ 41,744
Short-term investments	50,850	54,387
Accounts receivable, net of allowance for doubtful accounts of $334 and $226 at September 30, 2011 and December 31, 2010, respectively	3,342	6,078
Deferred income taxes	5,447	5,551
Prepaid expenses and other current assets	1,640	1,666
Income taxes receivable, net	2,814	2,099
Total current assets	99,038	111,525
Property and equipment, net	33,258	33,638
Intangible assets, net	6,839	7,525
Goodwill	1,257	1,257
Deferred income taxes	11,826	12,192
Long-term investments	2,635	5,313
Other assets	1,643	845
Total assets	$ 156,496	$ 172,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,103	$ 774
Accrued expenses	4,350	9,659
Deferred revenue	2,015	5,698
Total current liabilities	7,468	16,131
Other long-term liabilities	8,038	8,596

Stockholders' equity:
Preferred stock -- $0.0001 par value, 5,000 shares authorized at September 30, 2011 and December 31, 2010; no shares issued and outstanding	—	—
Common stock -- $0.0001 par value, 70,000 shares authorized at September 30, 2011 and December 31, 2010; 20,503 and 20,325 shares issued at September 30, 2011 and December 31, 2010, respectively; 16,703 and 17,325 outstanding at September 30, 2011 and December 31, 2010, respectively	3	3
Additional paid-in capital	189,625	180,708
Treasury stock, at cost - 3,800 and 3,000 shares at September 30, 2011 and December 31, 2010, respectively	(101,733)	(74,923)
Accumulated other comprehensive income	614	491
Retained earnings	52,481	41,289
Total stockholders' equity	140,990	147,568

Total liabilities and stockholders' equity	$ 156,496	$ 172,295

DTS, INC.

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)

Revenue	$ 20,546	$ 21,041	$ 67,910	$ 60,237
Cost of revenue	217	321	643	1,231
Gross profit	20,329	20,720	67,267	59,006
Operating expenses:
Selling, general and administrative	12,784	12,238	39,608	36,364
Research and development	3,364	2,842	9,759	8,157
Total operating expenses	16,148	15,080	49,367	44,521
Operating income	4,181	5,640	17,900	14,485
Interest and other income, net	348	32	322	383
Income from continuing operations before income taxes	4,529	5,672	18,222	14,868
Provision for income taxes	1,627	2,255	7,030	5,975
Income from continuing operations	2,902	3,417	11,192	8,893
Income (loss) from discontinued operations, net of tax	--	(9)	--	994
Net income	$ 2,902	$ 3,408	$ 11,192	$ 9,887

Earnings per share - basic:
Income from continuing operations	$ 0.17	$ 0.20	$ 0.65	$ 0.52
Discontinued operations, net of tax	--	--	--	0.06
Net income	$ 0.17	$ 0.20	$ 0.65	$ 0.58

Earnings per share - diluted:
Income from continuing operations	$ 0.17	$ 0.19	$ 0.63	$ 0.50
Discontinued operations, net of tax	--	--	--	0.06
Net income	$ 0.17	$ 0.19	$ 0.63	$ 0.56

Weighted average shares used to compute net income per common share:
Basic	16,910	16,897	17,131	17,053
Diluted	17,434	17,655	17,768	17,793

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net income	$ 2,902	$ 3,408	$ 11,192	$ 9,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,365	1,196	3,867	3,659
Gain on sale of assets from discontinued operations	--	--	--	(2,000)
Stock-based compensation charges	2,369	1,711	6,756	5,366
Deferred income taxes	620	410	470	128
Tax benefits (shortfalls) from stock-based awards	(139)	155	76	768
Excess tax shortfalls (benefits) from stock-based awards	124	(144)	(30)	(699)
Other	166	48	362	59
Changes in operating assets and liabilities:
Accounts receivable	(453)	(1,704)	2,633	(1,199)
Prepaid expenses and other assets	(332)	(150)	(809)	(136)
Accounts payable, accrued expenses and other liabilities	(1,689)	1,743	(4,622)	3,138
Deferred revenue	(1,064)	1,949	(4,643)	4,835
Income taxes receivable	147	(176)	(715)	(250)
Net cash provided by operating activities	4,016	8,446	14,537	23,556
Cash flows from investing activities:
Purchases of held-to-maturity investments	(2,672)	(12,963)	(36,583)	(42,637)
Purchases of available-for-sale investments	(771)	--	(12,888)	--
Maturities of held-to-maturity investments	13,026	9,541	55,686	30,877
Sales of available-or-sale investments	--	--	--	2,250
Proceeds from the sale of assets from discontinued operations	--	1,000	--	2,000
Purchase of property and equipment	(909)	(581)	(2,443)	(2,574)
Purchase of intangible assets	(140)	(1,113)	(413)	(2,296)
Net cash provided by (used in) investing activities	8,534	(4,116)	3,359	(12,380)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	595	4,297	3,596	8,425
Repurchase and retirement of common stock for restricted stock tax withholdings	(31)	(70)	(1,511)	(813)
Excess tax benefits (shortfalls) from stock-based awards	(124)	144	30	699
Purchase of treasury stock	(14,387)	(5,765)	(26,810)	(28,358)
Net cash used in financing activities	(13,947)	(1,394)	(24,695)	(20,047)
Net increase (decrease) in cash and cash equivalents	(1,397)	2,936	(6,799)	(8,871)
Cash and cash equivalents, beginning of period	36,342	30,415	41,744	42,222
Cash and cash equivalents, end of period	$ 34,945	$ 33,351	$ 34,945	$ 33,351

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of revenue:
GAAP cost of revenue	$ 217	$ 321	$ 643	$ 1,231
Amortization of intangible assets	184	181	549	659
Stock-based compensation	3	3	8	9
Non-GAAP cost of revenue	$ 30	$ 137	$ 86	$ 563

Selling, general and administrative:
GAAP selling, general and administrative	$ 12,784	$ 12,238	$ 39,608	$ 36,364
Amortization of intangible assets	117	97	322	307
Stock-based compensation	1,950	1,394	5,546	4,451
Non-GAAP selling, general and administrative	$ 10,717	$ 10,747	$ 33,740	$ 31,606

Research and development:
GAAP research and development	$ 3,364	$ 2,842	$ 9,759	$ 8,157
Amortization of intangible assets	44	42	134	127
Stock-based compensation	416	314	1,202	906
Non-GAAP research and development	$ 2,904	$ 2,486	$ 8,423	$ 7,124

Operating income:
GAAP operating income	$ 4,181	$ 5,640	$ 17,900	$ 14,485
Amortization of intangible assets	345	320	1,005	1,093
Stock-based compensation	2,369	1,711	6,756	5,366
Non-GAAP operating income	$ 6,895	$ 7,671	$ 25,661	$ 20,944
Non-GAAP operating income as a % of revenue	34%	36%	38%	35%

Income from continuing operations:
GAAP income from continuing operations	$ 2,902	$ 3,417	$ 11,192	$ 8,893
Amortization of intangible assets	345	320	1,005	1,093
Stock-based compensation	2,369	1,711	6,756	5,366
Tax impact of the above items	(1,086)	(812)	(3,104)	(2,584)
Non-GAAP income from continuing operations	$ 4,530	$ 4,636	$ 15,849	$ 12,768
Non-GAAP diluted net income from continuing operations per share	$ 0.26	$ 0.26	$ 0.89	$ 0.72
Weighted average shares used to compute Non-GAAP net income from continuing operations per share	17,434	17,655	17,768	17,793

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2011 GAAP guidance reconciled to non-GAAP financial targets included in this release.

	Fiscal Year 2011
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	30%	32%
Amortization of intangible assets	1	1
Stock-based compensation	9	10
Non-GAAP operating income as a % of revenue	40%	43%

Income from continuing operations per diluted share:

GAAP income from continuing operations per diluted share	$ 0.94	$ 1.05
Amortization of intangible assets	0.09	0.08
Stock-based compensation	0.51	0.54
Tax impact of the above items	(0.24)	(0.25)
Non-GAAP income from continuing operations per diluted share	$ 1.30	$ 1.42

Weighted average shares used to compute Non-GAAP income from continuing operations per diluted share	18.4	18.0

CONTACT: Investor Contacts:
         Erica Abrams or Matthew Hunt
         The Blueshirt Group for DTS, Inc.
         415-217-7722
         erica@blueshirtgroup.com
         matt@blueshirtgroup.com

         Press Contact:
         Alan L. Cohen
         DTS, Inc.
         818-436-1081
         alan.cohen@dts.com